Exhibit 1

                                    AGREEMENT

                  This will confirm the agreement by and among all the undersigned that this Amendment No. 2 to Schedule 13D with respect to the beneficial ownership of the undersigned of shares of the common stock of Cresud Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  May 11, 2006


                                   NEAD CORPORATION

                                   BY: /s/ Joseph A. Orlando
                                       --------------------------------------
                                       Name: Joseph A. Orlando
                                       Title: Vice President



                                   LEUCADIA NATIONAL CORPORATION

                                   BY: /s/ Joseph A. Orlando
                                       --------------------------------------
                                       Name: Joseph A. Orlando
                                       Title: Vice President and
                                              Chief Financial Officer